Exhibit 99.1

News Release

Media Contact: Mike Dougherty 612.851.7802 mdougherty@valspar.com	Investor Contact: Tyler Treat 612.851.7358 ttreat@valspar.com

Valspar Reports Third-Quarter Results

Company Updates Earnings Guidance – Confirms Double-Digit Earnings Per Share Growth

Minneapolis, Minn. – August 15, 2011 – The Valspar Corporation (NYSE-VAL) today reported its results for the third-quarter ended July 29, 2011.

Third-quarter sales totaled $1.07 billion, a 22.5 percent increase from the third quarter of 2010. Third-quarter adjusted net income per share increased to $0.80 in 2011, a 14.3 percent increase from $0.70 in 2010. Third-quarter adjusted net income per share in 2011 excludes a $0.10 per share restructuring charge. Third-quarter adjusted net income per share for 2010 excludes $0.08 per share gain on the sale of assets and a $0.04 per share restructuring charge. Net income for the third quarter of 2011 was $67.4 million and reported earnings per share were $0.70. Net income for the third quarter of 2010 was $75.1 million and reported earnings per share were $0.74.

“We were pleased with our improved sales and earnings performance for the quarter,” said Gary E. Hendrickson, Valspar president and chief executive officer. “Double-digit top-line growth resulting from acquisitions, pricing and market share gains helped to mitigate the impact of higher raw material costs and a challenging demand environment. We made progress in restoring our operating margin by continuing to raise our selling prices and improving our productivity. Our ongoing investments in our brands and technology delivered new business in the quarter and position us well for the future. We continue to expect to deliver double-digit adjusted net income per share growth for fiscal year 2011 in the range of $2.47-$2.57.”

Hendrickson and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparcorporate.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:30 p.m. Central Time August 15 through Midnight on August 29 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 212371.

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended July 29, 2011 and July 30, 2010

	Third Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2011	2010	2011	2010
Net Sales	$1,070,482	$873,915	$2,905,615	$2,349,848
Cost of Sales	746,145	583,111	2,006,855	1,568,700
Gross Profit	324,337	290,804	898,760	781,148
Research and Development	30,049	24,758	87,932	73,126
Selling, General and Administrative	183,596	145,921	537,232	423,705
Income From Operations	110,692	120,125	273,596	284,317
Interest Expense	15,801	14,322	46,846	43,433
Other (Income) Expense, Net	552	(898)	1,099	(2,357)
Income Before Income Taxes	94,339	106,701	225,651	243,241
Income Taxes	26,952	31,558	68,529	72,488
Net Income	$67,387	$75,143	$157,122	$170,753
Average Number of Shares O/S - basic	93,063,614	98,535,826	94,788,124	98,775,411
Average Number of Shares O/S - diluted	95,851,211	101,009,523	97,670,507	101,067,349
Net Income per Common Share - basic	$0.72	$0.76	$1.66	$1.73
Net Income per Common Share - diluted	$0.70	$0.74	$1.61	$1.69

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted net income per common share – diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted”. Management discloses these measures because we believe the measures may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of (i) after-tax acquisition-related charges in the 2011 year-to-date period, (ii) after-tax restructuring charges in the 2011 and 2010 periods, and (iii) the gain on sale of assets in the 2010 periods.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Third Quarter		Year-To-Date
	2011	2010	2011	2010
Net Income per Common Share - diluted	$0.70	$0.74	$1.61	$1.69
Acquisition-related Charges	—	—	0.09	—
Restructuring Charges	0.10	0.04	0.12	0.06
Net Gain on Sale of Certain Assets	—	(0.08)	—	(0.08)
Adjusted Net Income per Common Share - diluted	$0.80	$0.70	$1.82	$1.67

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2011
Forecasted Net Income per Common Share - diluted	$2.15 - $2.25
Acquisition-related Charges	$0.09
Restructuring Charges	$0.23
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$2.47 - $2.57

(Dollars in thousands)	July 29, 2011	October 29, 2010	July 30, 2010
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$152,509	$167,621	$232,124
Restricted Cash	21,062	12,574	12,570
Accounts and Notes Receivable, Net	715,392	628,589	563,446
Inventories	429,733	349,149	270,719
Deferred Income Taxes	50,548	49,069	36,264
Prepaid Expenses and Other	78,302	77,920	82,610
Total Current Assets	1,447,546	1,284,922	1,197,733
Goodwill	1,396,203	1,355,818	1,327,339
Intangibles, Net	657,880	637,390	622,205
Other Assets	13,195	17,398	18,047
Long Term Deferred Income Taxes	4,988	4,778	4,520
Property, Plant & Equipment, Net	574,542	567,630	442,054
Total Assets	$4,094,354	$3,867,936	$3,611,898

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$267,995	$8,088	$7,464
Current Portion of Long-Term Debt	208,594	—	—
Trade Accounts Payable	504,401	447,303	398,241
Income Taxes	43,205	33,331	43,130
Other Accrued Liabilities	357,153	396,129	337,513
Total Current Liabilities	1,381,348	884,851	786,348
Long Term Debt, Net of Current Portion	688,245	943,216	870,726
Deferred Income Taxes	265,300	256,525	243,457
Other Long Term Liabilities	151,245	152,979	162,495
Total Liabilities	2,486,138	2,237,571	2,063,026
Stockholders’ Equity	1,608,216	1,630,365	1,548,872
Total Liabilities and Stockholders’ Equity	$4,094,354	$3,867,936	$3,611,898

The Valspar Corporation

Other Financial Data

Dollars in thousands

	Quarter 3		Year-to-Date
	2011	2010	2011	2010
I. Comparison year over year
Gross Profit, as a percentage of net sales (1)
Gross Profit, reported	30.3%	33.3%	30.9%	33.2%
Gross Profit, adjusted (2)	31.4%	34.0%	31.8%	33.7%

Operating Expense as a percentage of net sales (1)
Operating Expense, reported	20.0%	19.5%	21.5%	21.1%
Operating Expense, adjusted (3)	19.8%	20.9%	21.4%	21.7%

Operating Profit, as a percentage of net sales (1)
Operating Profit, reported	10.3%	13.7%	9.4%	12.1%
Operating Profit, adjusted (2) & (3)	11.7%	13.1%	10.5%	12.0%

	Quarter 3		YTD
II. Segment Data	2011	2010	2011	2010
Sales
Coatings	$560,759	$484,247	$1,526,284	$1,317,659
Paint	441,553	323,206	1,195,884	860,615
All Other less intersegment sales	68,170	66,462	183,447	171,574
Total	$1,070,482	$873,915	$2,905,615	$2,349,848

Earnings Before Interest and Taxes (EBIT) (1)
Coatings	$67,806	$80,496	$178,544	$185,868
Paint	42,079	38,577	100,556	118,570
All Other	255	1,950	(6,603)	(17,764)
Total	$110,140	$121,023	$272,497	$286,674

Earnings Before Interest and Taxes (EBIT) (1), adjusted (2) & (3)
Coatings	$76,052	$74,574	$191,107	$182,579
Paint	47,673	38,581	117,966	119,978
All Other	599	1,950	(6,259)	(17,539)
Total	$124,324	$115,105	$302,814	$285,018

(1) Certain amounts in prior year financial statements have been reclassified to conform with the 2011 presentation.

(2) Excludes restructuring charges in all periods and acquisition-related charges in the year-to-date 2011 period.

(3) Excludes restructuring charges in all periods and a net gain on the sale of certain assets in the quarter and year-to date periods of 2010.